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                                                                Exhibit 23.01(a)






                               CONSENT OF COUNSEL



We consent to the references to our firm under the captions "Tax Consequences" and "Lawyers; Accountants" in Post-Effective Amendment No. 5 to the Form S-1 Registration Statement (Reg. No. 333-33937) as filed with the United States Securities Exchange Commission on or about May 29, 2001 and the related Prospectus of JWH Global Trust.



                                                Sidley Austin Brown & Wood



May 29, 2001